Exhibit 10.3

CONFIDENTIALITY, INTELLECTUAL PROPERTY

AND NON-COMPETITION AGREEMENT

This CONFIDENTIALITY, INTELLECTUAL PROPERTY AND NON-COMPETITION AGREEMENT (this “Agreement”) is entered into effective for all purposes as of May 2, 2018 by Herm Cukier (“Employee”) in favor of BioDelivery Sciences International, Inc., a Delaware corporation (the “Company”).

This Agreeement is being entered into as part of that certain Employment Agreement, dated May 2, 2018, between the Company and the Employee (the “Employment Agreement”). In consideration of and as a condition to the Company’s employment of Employee and of Employee providing employment services to the Company, Employee hereby agrees as follows:

1.    Confidentiality. During the term of Employee’s service with the Company as an officer and director, and for a period of five (5) years thereafter, Employee shall keep confidential, except as the Company may otherwise consent to in writing, and not disclose, or make any use of except for the benefit of the Company, any trade secrets, confidential information, knowledge, data or other information of the Company relating to inventions, products, processes, knowledge, know how, technical or other data, designs, formulas, test data, customer lists, business plans, marketing or manufacturing plans and strategies, and product pricing strategies or other subject matter pertaining to any business of the Company or any of its clients, customers, consultants, licensees, subsidiaries or affiliates (collectively, the “Confidential Information”), which Employee may produce, obtain or otherwise learn of during the course of Employee’s employment with the Company. The “Confidential Information” shall not include information, technical data or know-how that is or becomes part of the public domain not as a result of any inaction or action of the Employee. Employee shall not deliver, reproduce, or in any way allow any such Confidential Information to be delivered to or used by any third parties for any purpose (including, without limitation, any purpose harmful to or competitive with the interests of the Company) without the specific direction or consent of a duly authorized representative of the Company. Employee acknowledges and agrees that some of the Confidential Information may be considered “material non-public information” for purposes of the federal securities laws (“Insider Information”) and that the Employee will abide by all securities laws relating to the handling of and acting upon Insider Information.

2.    Return of Material. Upon the termination the Employee’s services with the Company, Employee shall promptly surrender and deliver to the Company all records, materials, equipment, drawings, documents, lab notes and books and data of any nature pertaining to any Invention (as defined below) or Confidential Information of the Company or to the services provided by Employee, and Employee will not take or retain (in any form or format) any description containing or pertaining to any Confidential Information which Employee may produce or obtain during the course of Employee’s employment with the Company. Notwithstanding the foregoing, Employee may retain his personal contacts, personal compensation data and, subject to prior approval by the Company, which approval shall not be unreasonably withheld, any documents reasonably needed for tax return preparation purposes.

3.    Assignment of Inventions and Moral Rights.

(a)    Employee hereby agrees that all Inventions (as defined below) created, conceived of and/or memorialized by Employee during the period in which Employee is employed by or performs services for the Company shall be “works for hire” under applicable law. In addition, and regardless of the application of the work for hire doctrine, Employee hereby irrevocably assigns and transfers to the Company, on a perpetual, worldwide and compensation-free basis, Employee’s entire right, title and interest in and to all Inventions. As used in this Agreement, the term “Inventions” shall mean all intellectual property, ideas, improvements, designs, discoveries, developments, drawings, notes, documents, information and/or materials, whether or not patentable and whether or not reduced to practice, made or conceived by Employee (whether made solely by Employee or jointly with others) which: (i) are created, conceived of and/or memorialized by Employee during the period in which Employee is employed by or performs services for the Company and (ii) relate in any manner to drug, nutraceuticals, genes, vaccines, vitamin or other compound delivery technologies involving buccal, transmucosal, transdermal, injectable, depot or oral formulations and/or derivatives thereof (“Delivery Technologies”), applications of the Delivery Technologies to specific drugs, nutraceuticals, genes, vaccines, vitamins or other compounds, or result from any task of any nature assigned to or undertaken by Employee or any work performed by Employee for or on behalf of the Company or any of its affiliates.

(b)    Employee hereby irrevocably transfers and assigns to the Company any and all Moral Rights that Employee may have in any Inventions. Employee also hereby forever waives and agrees never to assert against the Company, its successors or licensees any and all Moral Rights which Employee may have in any Inventions, even after termination of Employee’s employment with the Company. For purposes of this Agreement, the term “Moral Rights” means any right to claim authorship of a work, any right to object to any distortion or other modification of a work, and any similar right, existing under the law of any country in the world, or under any treaty.

4.    Disclosure of Inventions. In connection with all Inventions contemplated by Section 3 hereof:

(a)    Employee will disclose all Inventions promptly in writing to the Chief Financial Officer of the Company in order to permit the Company to enforce and perfect the rights to which the Company is entitled under this Agreement;

(b)    Employee will, at the Company’s request, promptly execute a written assignment of title to the Company for any Invention, and Employee will preserve all Inventions as Confidential Information in accordance with the terms hereof; and

(c)    Upon request, Employee will assist the Company or its nominee (at the Company’s expense) during and at any time during or subsequent to the performance of services by Employee for the Company in every reasonable way in obtaining for the Company’s own benefit patents and copyrights for all Inventions in any and all countries, which Inventions shall be and remain the sole and exclusive property of the Company or its nominee, whether or not patented or copyrighted. Employee will execute such papers and perform such lawful acts as the Company deems to be necessary to allow the Company to exercise all rights, title and interest in such patents and copyrights.

5.    Execution of Documents. During the term of Employee’s service with the Company as an officer and director and thereafter, Employee will execute, acknowledge and deliver to the Company or its nominee upon request and at the Company’s expense all such documents, including applications for patents and copyrights and assignments of all Inventions, patents and copyrights to be issued therefore, as the Company may reasonably determine necessary or desirable to apply for and obtain letters patent and copyrights on all Inventions in any and all countries and/or to protect the interest of the Company or its nominee in Inventions, patents and copyrights and to vest title thereto in the Company or its nominee.

6.    Maintenance of Records. Employee will keep and maintain adequate and current written records of all Inventions made or conceived by Employee (in the form of notes, sketches, drawings and as may be specified by the Company), and shall deliver such records promptly to the Company at the Company’s request, whether made solely by Employee or jointly with others, which records shall be available to and remain the sole property of the Company at all times.

7.    Prior Inventions. It is understood that all Inventions, if any, which Employee made prior to the time the Company and Employee entered into this Agreement (herein referred to as “Excluded Inventions”) are excluded from the definition of Inventions as used herein. Set forth on Exhibit A attached hereto is a complete list of all Excluded Inventions, including numbers of all patents and patent applications, and a brief description of all unpatented inventions which are not the property of another party (including, without limitation, a current or previous contracting party). The list is complete and if no items are included on Exhibit A, Employee shall be deemed to have no such prior inventions within the definition of Inventions. Employee will notify the Company in writing before Employee makes any disclosure or performs any work on behalf of the Company which appears to threaten or conflict with proprietary rights Employee claims in any such Invention or idea. In the event of Employee’s failure to give such notice, Employee will make no claim against the Company with respect to any such inventions or ideas.

8.    Trade Secrets of Others. Employee hereby represents and warrants to the Company that (i) upon execution and delivery of this Agreement, this Agreement will be the valid and binding obligation of Employee, enforceable against Employee in accordance with its terms and (ii) Employee is not now under any obligation of a contractual nature to any person, business or other entity which is inconsistent or in conflict with this Agreement or which would prevent Employee from performing his obligations hereunder. Employee also agrees that he will inform the Company of any such restrictions. Employee agrees that he will not use or disclose (or allow the Company to use or disclose) any confidential or proprietary information of any other person or entity (including any current or former employer) during the course and scope of employment with the Company.

10.    Non-Competition.

(a)	Employee will not do, or threaten to do, any of the following, either directly or indirectly, during Employee’s employment with the Company and during the period of two (2) years after Employee’s cessation of employment with the Company (the “Restrcited Period”), anywhere in the world (it being agreed that if the Employment Agreement Agreement is terminated upon the occurrence of a Severance Triggering Event (as defined in the Employment Agreement) only, the duration of Employee’s covenants set forth below shall be eighteen (18) months and not two (2) years). In the event that a court of competent jurisdiction determines that Employee improperly competes with the Company in violation of this Section the period during which he engages in such competition shall not be counted in determining the duration of the two (2) year non-compete restriction.

(b)    For purposes of this Agreement, “Competitive Activity” shall mean the development, manufacture, sale, distribution, license, packaging or marketing of the following: (i) buccal delivery technology or products incorporating such technology relating to the delivery of drugs or therapeutics for human or non-human applications, (ii) any pharmaceutical product indicated for the treatment of pain or opioid abuse and (iii) any other technology or product which Employee was actively and directly participating in on behalf of the Company or any subsidiary of the Company or joint venture in which the Company is participating at the time of termination. Employee and Company agree that the phrase “cessation of Employee’s employment with the Company” as used in this Agreement refers to any separation from his employment at the Company either voluntarily or involuntarily, either with cause or without cause, or whether the separation is at the behest of the Company or Employee.

(c)    Employee agrees that, during the Restricted Period, he shall not, directly or indirectly, own, manage, operate, control, consult for, be an officer or director of, work for, or be employed in any capacity by any company, eleemosynary institution or any other business, entity, agency or organization (or a discrete business unit within any such entity) whose primary business purpose is to engage in a Competitive Activity; provided, however, that Employee may serve as a director, consultant or advisor of such an entity that is either a Company licensee, or, for non-licensees, in such capacity as the Company’s Board of Directors has granted him written permission, such permission not to be unreasonably withheld.

(d)    Employee shall not solicit or perform services in connection with any Competitive Activity for any prior or current customers of the Company or any entities with which the Company has undertaken joint studies or developmental activities.

(e)    Notwithstanding the foregoing (i) nothing in this Agreement shall prohibit Employee from being a passive owner of not more than one percent (1%) of the equity securities of any business, and (ii) with the prior approval of the Company (not to be unreasonably withheld or delayed), Employee may render services to a business that competes with the Company following termination of Employee’s employment provided that he works in or provides services to a subsidiary, affiliate, unit or division of the competitive entity that does not compete directly with the Company.

11.    Non-Solicitation. Employee agrees that Employee will not, without the prior written consent of the Company, at any time during the term of Employee’s employment with the Company or during the Restricted Period, either individually or through any entity controlled by Employee, and either on Employee’s behalf or on behalf of any other person or entity competing or endeavoring to compete with the Company, directly or indirectly, knowingly solicit for employment or retention (or, following such solicitation, employ or retain) as an employee, independent contractor or agent, any person who is an employee of the Company as of the date of the cessation or termination of Employee’s employment with the Company or was an employee of the Company at any time during the period Employee was employed by the Company. Employee further agrees that, should Employee be approached by a person who Employee has actual knowledge was an employee of the Company or any subsidiary or joint venture thereof during the period while Employee was employed by the Company, Employee will not offer to nor employ or retain (or refer to a third party) as an employee, independent contractor or agent any such person during the Restricted Period. Nothing in this Section 11 shall prohibit any general advertisement or general solicitation that is not specifically targeted at service providers of the Company.

12.    Injunctive Relief. Employee agrees that this Agreement is important to and gravely effects the effective and successful conduct of the business of the Company, and it effects its reputation and good will, and is necessary to protect the legitimate business interests of the Company. Employee recognizes and agrees that the Company will suffer irreparable injury in the event of Employee’s breach of any covenant or agreement contained herein and cannot be compensated by monetary damages alone. Employee therefore agrees that the Company, in addition to and without limiting any other remedies or rights that it may have, either under this Agreement or otherwise, shall have the right to obtain injunctive relief, both temporary and permanent, against the Employee from any court of competent jurisdiction, without the necessity of proving actual damages and without the necessity of posting bond or other security.

13.    Modification. This Agreement may not be changed, modified, released, discharged, abandoned, or otherwise amended, in whole or in part, except by an instrument in writing, signed by Employee and by the Company. Any subsequent change or changes in the relationship between the Company and Employee or in Employee’s compensation by the Company shall not affect the validity or scope of this Agreement.

14.    Reasonable Terms. Employee acknowledges and agrees that the restrictive covenants contained in this Agreement have been reviewed by Employee with the benefit of legal counsel and that such covenants are reasonable in all of the circumstances for the protection of the legitimate business interests of the Company.

15.    Entire Agreement. Employee acknowledges receipt of this Agreement, and agrees that with respect to the subject matter thereof it and the Employment Agreement are Employee’s entire agreement with the Company with respect to the subject matter of this Agreement, superseding any previous oral or written communications, representations, understandings, or agreements with the Company or any officer or representative thereof.

16.    Severability. In the event that any paragraph or provision of this Agreement shall be held to be illegal or unenforceable, the entire Agreement shall not fail on account thereof. It is further agreed that if any one or more of such paragraphs or provisions shall be judged to be void as going beyond what is reasonable in all of the circumstances for the protection of the interests of the Company, but would be valid if part of the wording thereof were deleted or the period thereof reduced or the range of activities covered thereby reduced in scope, the said reduction shall be deemed to apply with such modifications as may be necessary to make them valid and effective and any such modification shall not thereby affect the validity of any other paragraph or provisions contained in this Agreement.

17.    Successors and Assigns. This Agreement shall be binding upon the heirs, executors, administrators or other legal representatives of Employee and is for the benefit of the Company, its successors and assigns. Employee may not assign Employee’s rights or delegate Employee’s duties under this Agreement either in whole or in part without the prior written consent of the Company. Any attempted assignment or delegation without such consent shall be in contravention of this Agreement and will be null and void.

18.    Governing Law; Venue. This Agreement shall be governed by the laws of the State of North Carolina except for any conflicts of law rules thereof which might direct the application of the substantive laws of another state. All disputes with respect to this Agreement shall be brought and heard either in the North Carolina state courts located in Wake County, North Carolina, or the federal district court for the Eastern District of North Carolina located in Wake County, North Carolina. The parties to this Agreement each consent to the in person jurisdiction and venue of the North Carolina courts. The parties agree that service of process upon them in any such action may be made if delivered in person, by courier service, by telegram, by facsimile or by first class mail, and shall be deemed effectively given upon receipt.

19.    Defend Trade Secrets Act (DTSA) Notice. Employee shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made in confidence to a Federal, State, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law. Employee shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In the event that Employee files a lawsuit for retaliation by Company for reporting a suspected violation of law may disclose the trade secret to the attorney of the Employee and use the trade secret information in the court proceeding, if the Employee files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to court order.

20.    Counterparts. This Agreement may be signed in two counterparts, each of which may be delivered by facsimile or other electronic transmission and each of which shall be deemed an original and both of which shall together constitute one agreement.

[SIGNATURE PAGE TO FOLLOW]

SIGNATURE PAGE TO THE

CONFIDENTIALITY, INTELLECTUAL PROPERTY

AND NON-COMPETITION AGREEMENT

EXECUTED as of the date set forth below.

/s/ Herm Cukier
Herm Cukier

Dated: May 2, 2018

Accepted and Agreed:

BIODELIVERY SCIENCES INTERNATIONAL, INC.

By:	/s/ Francis E. O’Donnell
Name:	Francis E. O’Donnell, Jr MD
Title:	Chairman